UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2009

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 28, 2009, the Compensation Committee (the "Committee") of the Board of Directors of Corinthian Colleges, Inc. (the "Company") approved a new Executive Bonus Plan (the "Plan") for the Company's fiscal year 2010 ending June 30, 2010, pursuant to the Company's 2003 Performance Award Plan, as amended and restated. The Plan will be offered by the Company to all executive officers of the Company, including the Company's "named executive officers," and sets forth the bonus targets and the performance criteria upon which the executives' bonuses will be based. The performance criteria include operating profit for the Company as well as measures related to compliance. Each executive's bonus is targeted to be a percentage of such executive's base salary, as determined by the Committee for each executive. Both Chief Executive Officer Peter Waller's and Executive Chairman Jack Massimino's target bonus is 115% of his respective base salary. Other than Messrs. Waller and Massimino, each of the "named executive officers" of the Company, as well as the Company's President and Chief Operating Officer, Matthew Ouimet, has a target bonus equal to 75% of his or her respective base salary. In addition, in connection with Mr. Waller's promotion to the position of Chief Executive Officer, the Committee approved an increase in his base salary to $650,000 annually, effective as of July 1, 2009.

The foregoing summary of the Plan is qualified in its entirety by reference to the text of the Form of Executive Bonus Plan, a copy of which is attached hereto as Exhibit 10.1, and the Form of Executive Bonus Plan Schedule, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits are listed in the Exhibit Index set forth on the following page of this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

August 3, 2009	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Executive Bonus Plan
10.2	Form of Executive Bonus Plan Schedule